
<ARTICLE> OPUR3
<LEGEND>
The following schedule contains summarized financial information extracted from the Questar Regulated Services Consolidated Statement of Income and
Balance Sheet as of December 31, 1997, and is qualified in its entirety by reference to such unaudited financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                               1,143,571
<TOTAL-OPERATING-REVENUES>                     488,736
<NET-INCOME>                                    55,660

